Exhibit (s)

EX. FILING FEES

Calculation of Filing Fee Tables

Form N-2

(Form Type)

Tri-Continental Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unpaid Securities to be Carried Forward

Carry Forward Securities

Carry Forward Securities	Equity	Common Shares(a)	415(a)(6)	762,714		$27,080,000			Form N-2	333-104669	May 1, 2003	$2,190.77

	Equity	Common Shares(a)	415(a)(6)	400,000		$10,356,000			Form N-2	333-236947	April 30, 2020	$1,344.21

	Total Offering Amounts					$37,436,000

	Total Fees Previously Paid							$3,534.98

	Total Fee Offsets							$3,534.98

	Net Fee Due							$0(b)

(a)

Unsold securities for which the registration fee was previously paid in connection with the Registrant’s previous Registration Statement on Form N-2 (File No. 333-236947) and securities previously registered and carried forward under this Registration Statement pursuant to Rule 415(a)(6) under the Securities Act.

(b)

Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is carrying forward to this Registration Statement unsold securities that the Registrant previously registered on its Registration Statement on Form N-2 (File No. 333-236947) (the “Prior Registration Statement”). Filing fees have been previously paid in connection with these unsold securities. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee previously paid with respect to such unsold securities will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.